UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2016

Lucas Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Gears Road, Suite 780, Houston, Texas	77067
(Address of principal executive offices)	(Zip Code)

(713) 528-1881

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 4, 2016, Lucas Energy, Inc. (the “Company”, “we” and “us”) was notified by the NYSE MKT LLC (“NYSE MKT”) that NYSE Regulation has accepted the Company’s plan to regain compliance with the exchange’s continued listing standards set forth in Sections 1003(a)(ii) and (iii) of the NYSE MKT Company Guide (the “Company Guide”) by January 21, 2018, subject to periodic review by the NYSE MKT for compliance with the initiatives set forth in the plan. If the Company is not in compliance with the continued listing standards by January 21, 2018, or if the Company does not make progress consistent with the plan during the plan period, the NYSE Regulation staff may initiate delisting proceedings as appropriate.

As previously reported in a Current Report on Form 8-K filed on July 21, 2016, the Company was previously notified by NYSE MKT that the Company was not in compliance with the stockholders’ equity continued listing standards as set forth in Section 1003(a)(ii) and (iii) of the Company Guide. In order to maintain its listing, the Company submitted a plan of compliance on August 21, 2016 addressing how it intends to regain compliance with Sections 1003(a)(ii) and (iii) of the Company Guide by January 21, 2018.

The notice from the NYSE MKT has no immediate impact on the listing of the Company’s common stock, which will continue to trade on the NYSE MKT exchange under the symbol “LEI” subject to periodic review by the NYSE MKT. The listing of the Company’s common stock on the NYSE MKT is being continued pursuant to an extension during the plan period.

The Company issued a press release on October 6, 2016, announcing that it had received the notice of acceptance of the Company’s plan. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated October 6, 2016 issued by Lucas Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

Dated: October 6, 2016	/s/ Anthony C. Schnur
Anthony C. Schnur Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 6, 2016